UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

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ROCAP MARKETING, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-178738	27-3388068
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7211 East Southern Ave., Suite 106, Mesa, AZ 85209

(Address of Principal Executive Office) (Zip Code)

(213) 400-0770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Disposition of Assets

On July 1, 2014 the Registrant transferred to Hubert J. Blanchette 2,500,000 shares of common stock of Lexi-Luu Designs, Inc., representing 80% of the issued and outstanding shares in Lexi-Luu Designs, Inc.  In exchange for the interest in Lexi-Luu Designs, Inc., Mr. Blanchette surrendered to the Registrant 2,500,000 shares of the Registrant's common stock.

The Registrant purchased the 2,500,000 shares of Lexi-Luu Designs, Inc. in 2010 pursuant to a Stock Purchase and Share Exchange Agreement dated as of September 30, 2010 (the "SPSEA"). The transfers on July 1, 2014 occurred upon Mr. Blanchette's exercise of an option given him in Section 3.3 of the SPSEA, which provided Mr. Blanchette the right to exchange his shares in the Registrant for the shares of Lexi-Luu Designs if the Registrant entered into an acquisition transaction that resulted in the dilution of Mr. Blanchette's interest in the Registrant. The Registrant completed such an acquisition with its acquisition of Spiral, Inc. earlier in the day on July 1, 2014.

Item 9.01

Financial Statements and Exhibits

Financial Statements

Pro Forma Financial Information - to be included in subsequent Quarterly Report on Form 10-Q and Annual Report on Form 10-K per Article 8 of Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

July 18, 2014

Rocap Marketing, Inc.

By: /s/ Mark Meyers

      Mark Meyers, Chief Executive Officer